Exhibit 10.2.1

FIRST AMENDMENT

TO THE ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) effective as of the August 3, 2022, to the Administration Servicing Agreement (the “Agreement”) dated as of August 8, 2019, as amended, is entered into by and between MUZINICH BDC, INC., a Delaware corporation (the “Fund”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to extend its term; and

WHEREAS, Section 7 of the Agreement allows for the amendment of the Agreement by a written agreement executed by both parties, and authorized or approved by the Board of Directors.

NOW, THEREFORE, the parties agree as follows:

1.	Section 7 of the Agreement is hereby superseded and replaced in its entirety with the following:

7. Term of the Agreement; Amendment

This Agreement became effective on August 8, 2019 for an initial period of three (3) years, and shall continue for an additional period of one (1) year commencing August 8, 2022 and ending August 8, 2023. However, this Agreement may be terminated by either party upon giving one hundred and twenty (120) days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by Fund Services and the Fund, and authorized or approved by the Board of Directors.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MUZINICH BDC, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Paul Fehre	By:	/s/ Jason Hadler
Name:	Paul Fehre	Name:	Jason Hadler
Title:	CFO & Treasurer	Title:	SVP